UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2023
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Information.

Origin Materials, Inc. (“Origin” or the “Company”) has set May 2, 2024 as the date for its 2024 annual meeting of stockholders (the “Annual Meeting”). Origin’s stockholders of record at the close of business on March 11, 2024, will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting.

Because the date of the Annual Meeting represents a change of more than 30 days from the anniversary of Origin’s 2023 annual meeting of stockholders, Origin is providing the due date for submission of any qualified shareholder proposal or qualified shareholder nominations. The due date for such shareholder proposal or nominations under the rules of the Securities and Exchange Commission is on or before the close of business on February 2, 2024.

Stockholder proposals submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), for inclusion in Origin’s proxy materials for the Annual Meeting must comply with the remaining requirements of Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the proxy materials for the Annual Meeting. Stockholder proposals and nominations submitted pursuant to Origin’s advance notice bylaw provisions must also comply with the advance notice provisions contained in Origin’s Amended and Restated Bylaws and may be omitted if not in compliance with applicable requirements. Stockholders are urged to read the complete text of such advanced notice provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: December 14, 2023

	By:	/s/ Joshua Lee
Joshua Lee
General Counsel